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                         PATRIOT SCIENTIFIC CORPORATION

                                  EXHIBIT 10.8

                   DISTRIBUTION AND REPRESENTATION AGREEMENT


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                   DISTRIBUTION AND REPRESENTATION AGREEMENT

THIS NON-EXCLUSIVE DISTRIBUTION AGREEMENT ("Agreement") is made as of the 28th day of February, 1996, by and between Patriot Scientific Corporation ("Patriot"), a Delaware corporation and Innoware, Inc. ("Distributor"), a California corporation, with regard to the following facts:

RECITALS

A. Patriot is engaged in the business of developing, manufacturing and distributing Internet connect devices, such as the CyberShark line of Internet terminal adapters (digital modems) and related products.

B. Distributor is in the business of distributing multimedia products (sound cards, video cards and communication cards for PCs) to first tier PC system OEMs, PC peripheral distributors and computer retailers;

C. Patriot seeks to distribute its products to customers worldwide; and

D Patriot and Distributor desire for Distributor to become a non-exclusive distributor of certain of its products to customers in the Territory.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings expressed in this Agreement, Distributor and Patriot agree as follows:

1. General Definitions. As used herein, the following terms have the indicated meanings:

1.1 Confidential Information. "Confidential Information" shall mean any information which is of a confidential and/or proprietary nature, including but not limited to, financial, marketing or technical information such as price guidelines, future product releases, trade secrets, know-how, inventions, techniques, processes, programs, schematics, data, customer lists and sales and marketing plans.

1.2 Distributor shall mean the party specified in the first paragraph of this Agreement.

1.3 Products shall mean initially the CyberShark I, as described in Patriot's materials and such future products as may be agreed by the parties from time to time. Products may be changed, abandoned or added by Patriot at any time in Patriot's sole discretion provided that proper advance notice is provided where Patriot has any outstanding supply commitments. Patriot shall be under no obligation to continue the production of any Product otherwise than provided herein.

1.4 Purchase Price shall have the meaning as set forth in Section 2.8.3 ("Payment Terms") of this Agreement.

1.5 Territory shall mean the geographical areas agreed to in writing between the parties from time to time. Initially the Territory shall include North America and Taiwan.

1.6 Patriot shall mean the party specified in the first paragraph of this Agreement.

1.7 Patriot Trademarks shall have the meaning as set forth in Section 6 ("Trademarks") of this Agreement.

1.8 Suggested Retail Price List is defined as the Suggested Retail Price List for the Products as published from time to time by Patriot. The Suggested Retail Price List is non-binding in terms of Product resale prices and represents only a suggested price.

2. Appointment and Orders.

2.1 Appointment. Subject to Section 2.5 ("Initial Order and Minimum Quantity Requirements"), Patriot hereby appoints Distributor to act on an non-exclusive basis as Patriot's distributor for the Products in the Territory, and Distributor hereby accepts such appointment. Distributor agrees that it shall not, directly or indirectly, (i) purchase the Products from any party other than Patriot; or (ii) offer to sell or sell the Products outside of the Territory without the express prior written consent of Patriot.

2.2 Price. Patriot shall sell to Distributor, and Distributor shall purchase from Patriot, the Products on terms and prices as Patriot shall provide to Distributor in writing from time to time and shall be the latest price and terms in effect at the time Patriot accepts Distributor's purchase order(s). Patriot may at its sole discretion, change the prices and terms during the term of this Agreement in writing which will be deemed effective at the time of issuance to Distributor.

2.3 Taxes. Distributor's purchase price does not include any federal, state or local taxes or import/export duties that may be applicable to the Products. When Patriot has a legal obligation to collect such taxes, the appropriate amount shall be


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added to Distributor's invoice and paid by Distributor unless Distributor provides Patriot with a valid tax exemption certificate authorized by the appropriate taxing authority.

2.4 Order and Acceptance. All orders for Products submitted by Distributor shall be initiated by written purchase orders sent to Patriot during the term of this Agreement. All Product orders must meet the minimum quantity requirements specified by Patriot from time to time in writing. Distributor shall submit purchase orders to Patriot with sufficient lead time to allow production in the normal course. No order shall be binding upon Patriot until accepted by Patriot in writing, and Patriot shall have no liability to Distributor with respect to purchase orders that are not accepted. Patriot shall use its reasonable best efforts to notify Distributor of acceptance or rejection of an order within 30 days of receipt. Patriot shall use its reasonable best efforts to deliver Products at the times specified either in its quotation or in its written acceptance of Distributor's purchase orders, however Patriot shall have no liability to Distributor for late deliveries.

2.5 Initial and Minimum Order Requirements. Within thirty (30) days after the date of this Agreement, Distributor shall submit a written purchase order for at least 900 units of Product. Distributor shall also comply with minimum quantity and annual purchase requirements as may be mutually agreed by the parties from time to time.

2.6 Terms of Purchase Orders Distributors purchase orders submitted to Patriot form time to time shall be governed by the terms of this Agreement and nothing therein shall modify such terms or add additional terms or conditions, except to state Product quantity.

2.7 Order Delays. Distributor may delay delivery of any accepted order, provided that the rescheduled delivery date occurs during the term of this Agreement and provided further that Distributor shall pay a rescheduling fee equal to ten percent (10%) of the Product order purchase price if Distributor's change order is received by Patriot 20 days or later after order acceptance.

2.8 Other Conditions of Sale.

2.8.1 Purchase of Products Subject to Software License. The sale to Distributor of any Product that contains software shall not include a sale of the software or transfer of its title but shall instead include a fully paid up license for Distributor to transfer the use of such software to its customers. Patriot shall retain full title to any Product software and Distributor and its customers may only use such software in conjunction with the Product. Neither Distributor nor its customers shall have any access to or rights in any Product software source code. Neither Distributor nor its customers shall have the right to copy, modify, reverse engineer or remanufacture any Product or part thereof.

2.8.2 Shipment Terms. All Products shall be shipped F.O.B. from Patriot's facility in San Diego county, California from the departure location designated by Patriot. Distributor may designate the carrier; provided, however that if no carrier is specified in Distributor's purchase order, the carrier shall be designated by Patriot. Patriot shall bear the risk of loss to Products at all times until Patriot has delivered the Products to the carrier.

2.8.3 Payment Terms. Unless other terms are agreed in writing prior to order acceptance, full payment of the purchase price for all Products shipped to Distributor under a single order (including any freight, insurance, taxes or other applicable costs to be born by Distributor) (the "Purchase Price") shall be made by Distributor to Patriot at the time of shipment in U.S. dollars and shall be in an amount equal to the total Purchase Price.

2.8.4 Reservation of Title. Transfer of title for each Product shipped to Distributor shall be subject to full payment of the Purchase Price thereof. Until such full payment, the Products shall remain the property of Patriot.

2.9 Resale Prices and Customer Obligations. Distributor shall be free to determine in its sole discretion, its resale Product prices to customers in the Territory. Distributor shall be responsible for collecting all applicable sales, use, excise and other taxes due and owing from its customers as may be required to comply with all laws and regulations applicable to the sale of the Products in the Territory. All financial obligations of the Distributor's business are Distributor's responsibility and Distributor shall be solely responsible for and indemnify and hold Patriot free and harmless from, any and all claims, damages or lawsuits (including Patriot attorney's fees) arising out of the acts of Distributor, its employees or its agents.

3. Government Approvals. Distributor shall, at its own expense, pay all import and export licenses and permits, customs charges and duty fees, and take all other actions required to accomplish the export and import of the Products purchased by Distributor into the Territory.

4. Patriot Warranties and Product Support.

4.1 Standard Limited Warranty. Distributor and its customers in North America of new unopened Product shall receive Patriot's standard warranty as written from time to time, unless otherwise agreed at the time of order. Patriot's warrant is contingent upon proper use of a Product in the application for which it was intended and does not cover Products that were modified without Patriot's approval or subject to undue physical or electrical stress.


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4.2 Other Customer Warranties. Outside of North America, Distributor shall be solely responsible for handling directly all warranty claims made by its customers in any Territory. Patriot shall only be obligated to accept returned product for warranty reasons, if returns is a provision of the North American warranty, if such Product returns exceed 7.5% of shipments and the time of return is adequately documented to be comparable to that provided in North America, if any.

4.3 No Other Warranty. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION, PATRIOT GRANTS NO OTHER WARRANTY TO DISTRIBUTOR, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO NONINFRINGEMENT OF THIRD PARTIES' PROPRIETARY RIGHTS AND THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

4.4 Product and Customer Support. Prior to agreeing on prices and terms, the parties shall agree on plans and procedures for product and customer support to end-users as is customary for Products. In no event shall Patriot be responsible for product support functions for any customers outside North America. Should Distributor provide product and customer support, then it shall be performed in a manner customary in the industry and at Distributor's sole expense. Should Partriot be responsible for supporting Distributor's customers, then this shall be a factor in pricing and Patriot shall endeavor to perform customer supportn functions in a manner customary in the industry.

5. Marketing and Promotional Materials.

5.1 Packaging and Promotional Materials. Patriot shall provide Distributor with Product packaging and instruction manual(s) in the English language. Distributor may at its expense translate into other languages for the Territory.

5.2 Marketing. Distributor shall use its best efforts to promote and market the Products in the Territory and further agrees that its marketing and advertising efforts will be of high quality and in good taste and will preserve the professional image and reputation of Patriot and the Products. Distributor agrees to include in advertising applicable copyright and trademark notices of Patriot as they appear on or in the Products.

6. Representation and Agency. There may be customers of Distributor whereby the Distributor believes it may be in the interests of both Patriot and Distributor that Distributor serve as an independent non-exclusive representative or sales agent of Patriot in dealing directly with a customer. Likewise there may be instances wherein Patriot desires to use Distributor's expertise in dealing on an agency basis with certain prospective customers of Patriot. In this capacity, Distributor shall solicit take orders in Patriot's name, with all sales subject to the approval and acceptance of Patriot. Patriot shall bill and be responsible for the terms of orders. On such transactions, Patriot agrees to pay Distributor a commission percentage, as agreed between the parties from time to time, on the net sales within 20 days of receipt of funds from customers. Distributor shall not represent other products which Patriot deems competitive to the Products.

7. Trademarks. Patriot hereby grants to Distributor a non-exclusive, non-transferable limited right, to use the Patriot trademarks, in existence from time to time in connection with promoting and distributing Products in the Territory.

8. Proprietary Rights and Confidentiality.

8.1 Proprietary Rights. Distributor agrees that Patriot owns all right, title, and interest in the product lines that include the Products, Patriot Trademarks and Patriot patents, patent applications, inventions, copyrights, know-how, and trade secrets relating to the design, manufacture, operation or service of the Products. Any permitted use by Distributor of any of these property rights is authorized only for the purpose set forth herein, and upon termination of this Agreement for any reason such authorization shall cease.

8.2 Sale Conveys No Right to Manufacture or Copy. The Products are offered for sale and are sold by Patriot subject in every case to the condition that such sale does not convey any license, expressly or by implication, to manufacture, duplicate or otherwise copy or reproduce any of the Products. Distributor shall take appropriate steps with its customers, as Patriot may reasonably request, to inform them of and assure compliance with the restrictions contained in this
Section 7.2.

8.3 Confidentiality. During the term of this Agreement, and for a period of two
(2) years after this Agreement expires or terminates, a party receiving Confidential Information of the other party will: (i) maintain in confidence such Confidential Information to the same extent such party maintains its own proprietary information (but at a minimum each party will use reasonable efforts); (ii) not disclose such Confidential Information to any third party without prior written consent of the disclosing party; and (iii) not use .such Confidential Information for any purpose except those permitted by this Agreement. A party shall have no such obligation with respect to any portion of such Confidential Information which the receiving party can demonstrate was:

         8.3.1 publicly disclosed by the disclosing party, or is otherwise publicly disclosed without the fault of the receiving party, either before or after it becomes known to the receiving party; or

         8.3.2 known to the receiving party prior to when it was received from the disclosing party; or


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         8.3.3 subsequently disclosed to the receiving party in good faith by a third party who has a right to make such a disclosure; or

         8.3.4 published by a third party as a matter of right; or

         8.3.5 independently developed by the receiving party without the aid, application or use of Confidential Information from the disclosing party; or

         8.3.6 required by law to be disclosed, but then only to the limited extent of such legally required disclosure.

9. Term and Termination. The term of this Agreement shall be a period of two years commencing on the date set forth in the first paragraph of this Agreement. This Agreement shall automatically renew for successive one (1) year terms unless either party provides the other party of notice of termination at least sixty days prior to expiration of the then current term.

10. Limitation of Liability. PATRIOT SHALL NOT BE LIABLE TO DISTRIBUTOR OR ANY THIRD PARTY FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR REVENUE, OR INTERRUPTION OF BUSINESS IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT, ON ANY THEORY OF LIABILITY, EVEN IF ANY REPRESENTATIVE OF PATRIOT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11. General Provisions.

11.1 Independent Contractor. The parties expressly intend and agree that they are acting as independent contractors and not as employees, joint venturers, partners or agents of the other party. Neither party is authorized or empowered to act as agent for, nor to transact business, or incur obligations in the other party's name and no party shall in any way be bound by any acts, representations or conduct of the other party.

11.2 Arbitration. Any controversy or claim arising in connection with this Agreement or any modification or extension hereof, including any breach, claim for damages rescission, shall be settled by arbitration in San Diego, California, U.S.A. according to the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators shall be final and may be entered in any court having jurisdiction thereof. Notwithstanding this provision and the agreement between the parties to submit their disputes to binding arbitration, nothing in this Agreement shall prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of their dispute.

11.3 Governing Law. This Agreement shall be governed as to all matters, including validity, construction and performance, by the laws of the State of California as such laws are applied to agreements entered into and to be performed entirely within California between California residents.

11.4 Assignment. Neither party may transfer or assign this Agreement without the prior written consent of the other party.

11.5 Notice. Notice between the parties shall be in writing and may be delivered by any means at the addresses set forth below, or such address as either party shall furnish to the other in writing. Notice shall be effective on actual receipt.

Distributor contact name and address:

                 Shaw Lin, Ph.D.
                 Innoware, Inc.
                 3970 Sorrento Valley Blvd., Ste. E
                 San Diego, CA 92121
                 Phone 1-619-453-8374
                 Fax 1-619-453-8377

Patriot contact name and address:

                 Patriot Scientific Corporation
                 12875 Brookprinter Place, Suite #300
                 Poway, California 92064
                 United States of America
                 Phone 1-619-679-4428
                 Fax     1-619-679-4429


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11.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties in connection with the subject matter hereof and supersedes all prior agreements, whether oral or written, which have been entered into prior to the execution of this Agreement.

The parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

PATRIOT                                    INNOWARE

PATRIOT SCIENTIFIC CORPORATION             INNOWARE, INC.


ELWOOD G. NORRIS                                   SHAW LIN
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Elwood G. Norris, President and CEO                Shaw Lin, President



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